SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                FOURTH AMENDMENT TO REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                           TRADING SOLUTIONS.com, INC.
             (Exact name of registrant as specified in its charter)

NEVADA                           88-0425691                       6289
(State or other jurisdiction    (IRS Employer       (Primary Standard Industrial
of incorporation or          Identification Number)  Classification Code Number)
organization)

                         200 Camino Aguajito, Suite 200
                               Monterey, CA 93940
                                 (831) 375-6229

                           --------------------------
                                Natalie Shahvaran
                         200 Camino Aguajito, Suite 200
                               Monterey, CA 93940
                                 (831) 375-6229

                        Copies of all communications to:
                               Gary R. Blume, Esq.
                              Blume Law Firm, P.C.
                     11811 North Tatum Boulevard, Suite 1025
                           Phoenix, Arizona 85028-1699


Approximate date of commencement of proposed public offering: As soon as practicable after this registration statement is effective.

The registrant hereby amend this registration statement on any date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on any date as the Commission, acting pursuant to said Section 8(a), may determine.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                                  The Offering


                           Price to Public           Commissions        Maximum Proceeds        Minimum Proceeds
                                                                        to Company (1)          to Company
Per Share                  $ 1.00                    $0                 $ 300,000               $0
Total                      $ 1.00                    $0                 $ 300,000               $0


(1) It is possible the Company may not sell any securities, in which case the Proceeds to Company will be $0.


This offering will end on May 31, 2000. The offering may be extended by the Board of Directors at their descretion for an additional 60 days.


                                          CALCULATION OF REGISTRATION FEE

Title of each                                    Proposed
class of                     Amount              Maximum           Proposed                  Amount of
Securities to                to be               Offering Price    Maximum                   Registration
be registered                Registered          Per Share (1)     Offering Price (1)        Fee
Common Stock,                300,000             $1.00             $300,000.00               $88.50
$0.01 par value
Total                        300,000             $1.00             $300,000.00               $88.50

(1) Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

     The Exhibit Index appears on page 33 of the sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits, contains 63 pages.


                                TABLE OF CONTENTS



Cover Page                                                                     4
Available Information                                                          5
Prospectus Summary                                                             5
The Company                                                                    5
The Offering                                                                   5
Summary Financial Information                                                  6
Risk Factors                                                                   7
Use of Proceeds                                                                9
Determination of Offering Price                                               10
Dilution                                                                      10
Plan of Distribution                                                          10
Description of Business                                                       11
Legal Proceedings                                                             15
Directors, Executive Officers, Promoters and
  Control Persons                                                             15
Security Ownership of Beneficial  Owners and Management                       16
Description of Securities                                                     16
Interest of Named Experts and Counsel                                         18
Disclosure of Commission Position on
  Indemnification for Securities Act Liabilities                              18
Management's Discussion and Analysis of





  Results of Operations and Financial Condition                               18
Description of Property                                                       19
Certain Relationships and Related Transactions                                19
Market for the Registrant's Common Equity and Related

  Stockholder Matters                                                         19
Executive Compensation                                                        20
Summary Compensation Table                                                    20
Financial Statements                                                          21
Experts and Legal Matters                                                     33
Indemnification of Directors and Officers                                     34
Other Expenses of Issuance and Distribution                                   34
Recent Sales of Unregistered Securities                                       34
Exhibit Index                                                                 35
Signatures                                                                 36-37


Initial Public Offering Prospectus

                           TRADING SOLUTIONS.COM, INC.
                               200 Camino Aguajito
                                    Suite 200
                           Monterey, California 93940


                         300,000 Shares of Common Stock
                                 $1.00 Per Share

     We will be selling all of the 300,000 shares of common stock offered in this offering and will not use an underwriter nor pay a commission for the sale of the shares. This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.


                 This Investment Involves a High Degree of Risk.
       You Should Purchase Shares Only If You Can Afford a Complete Loss.

See "Risk Factors" beginning on page 6 for a discussion of factors that should be considered by investors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                  The Offering

                                                                                Maximum Proceeds        Minimum Proceeds
                             Price to Public         Commissions                to Company              to Company
                             ---------------         -----------                ----------              ----------
Per Share                    $ 1.00                  $0                         $ 300,000               $0
Total                        $ 1.00                  $0                         $ 300,000               $0



     You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different.

     Application will be made to the NASDAQ OTC Bulletin Board Stock Market under a symbol to be selected.

     This is a best efforts offering with no minimum amount. No arrangements have been made to place funds in escrow, trust or any similar account. Funds will be immediately available to the Company.

                              AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 for the Common Stock offered for sale in this document. The Company is not a reporting company. This Prospectus contains all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. The Registration Statement, including the attached exhibits and schedules, as well as all future reports and other information filed by the Company with the Securities and Exchange Commission, may be inspected without charge at the Public Reference Room of the Securities and Exchange Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices at 13th Floor, Seven World Trade Center, New York, N.Y. 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of these materials can also be obtained at prescribed rates from the Public Reference Section of the Securities Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web site (http://www.sec.gov).

     Investors are cautioned that this registration statement contains trend analysis and other forward-looking statements that involve risks. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are based on current expectations and projections about the online trading industry and assumptions made by management and are not guarantees of future performance. Therefore, actual events and results may differ materially from those expressed or forecasted in the forward looking statements due to factors such as the effect of changing economic conditions, material changes in currency exchange rates, conditions in the overall online trading market, risks associated with product demand and market acceptance risks, the impact of competitive products and pricing, delays in new product development and technological risks and other risk factors.

                               PROSPECTUS SUMMARY

     This summary highlights the material aspects of the offering that should be considered by a prospective investor.

                                   THE COMPANY

     Trading Solutions.com, Inc. is an educational company instructing people in online investing. The Company is currently offering classes in online investing.

The Company plans on developing an e-commerce business.

                                  THE OFFERING



Securities Being Offered                    300,000 Shares of Common Stock

Common Stock Outstanding
Before this Offering                        2,700,000 Shares of Common Stock

Common Stock Outstanding
After this Offering                         3,000,000 Shares


                                USE OF PROCEEDS

     The Company will receive $300,000 in gross proceeds from this offering if all securities are sold. This is a best-efforts offering with no minimum. The Company will rely on the proceeds from this offering to pay legal and accounting fees and obtain working capital. As funds are received, they will be utilized in the following order: (1) $20,000 will be used to pay legal and accounting fees,
(2) $30,000 will be used to develop and maintain the website, (3) $80,000 will be spent on advertising when the website becomes operating, and (4) $100,000 will be used on new school openings. Any remaining proceeds will be used to develop the online store and for general business purposes. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $75,000 is received, $20,000 will be used to pay legal and accounting fees, $30,000 will be used to develop and maintain the website and the remaining $25,000 will be spent on advertising when the website becomes operational. If less than $20,000 is received, the entire amount will be applied toward legal and accounting fees. If no proceeds are received from this offering, the Company will use existing funds to pay for legal and accounting fees. See "Use of Proceeds" and "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

     The following tables set forth the summary financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and should be read in conjunction with the financial statements, related notes and other financial information included herein. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Financial Statements."

                          Statement of Operations Data
                          ----------------------------


                                                                      Period Ended              Period Ended
                                                                      June 30, 1999             September 30, 1999
                                                                      -------------             ------------------

Expenses

    General and Administrative                                        (31,476)                  (34,800)
Total Expenses                                                        (31,476)                  (34,800)

Other Income and Expenses

   Interest Income                                                        (14)                      (14)
   Income Taxes                                                           800                         0





Net Loss                                                              (32,290)                  (33,290)
Net Loss Available to
  Common Stockholders

Net (Loss) Per Share of
   Common Stock                                                        (0.012)                    (0.01)

Balance Sheet Data:
-------------------

ASSETS

Current assets

        Cash in bank                                                  $  17,381                 $   5,914
        Prepaid rent                                                        677                        78
                Total current assets                                     18,058                     5,992

Furniture and equipment

        Equipment                                                         2,206                     2,206
        Furniture                                                           600                       600

                                                                          2,806                     2,806

        Accumulated depreciation                                            (44)                      (88)
                                                                          2,762                     2,718

                        Total assets                                  $  20,820                 $   8,710

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities

        Accounts payable                                              $   5,770                 $   2,500
        State corporate tax liability                                       800                       800
                Total current liabilities                                 6,570                     3,300
                        Total liabilities                                 6,570                     3,300

Stockholders' equity

        Common stock, 20,000,000 shares authorized at a
                par value of 0.01 (2,627,000 outstanding)                26,270                    27,000
        Paid in capital                                                  20,270                    43,990
        Deficit incurred during development stage                       (32,290)                  (65,580)
                        Total stockholder's equity                       14,250                     5,410
                        Total liabilities and
                            stockholder's equity                      $  20,820                 $   8,710




                                  RISK FACTORS

     The securities being offered in this registration statement involve a substantial risk. If you are thinking about purchasing Shares, you should give consideration to the following risk factors:



                         Risks Related to Our Business
                         -----------------------------

1. We have been operating for less than a year and we may not be able to achieve or maintain profitability

     We are a development stage company organized in 1999. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event our business plan is unsuccessful. We have only limited experience and are expanding our operations, which may or may not provide profits to us. We had no revenue as of June 30, 1999. We have also not been profitable, having an accumulated loss of $32,290 through June 30, 1999.

2. Although our success is dependant upon the growth of Internet-related industries, we may fail even if our industry experiences growth

     Our future growth will greatly depend upon continued growth in the use of the Internet. Even though our online school and our e-commerce business will not be our only sources of income, we do not know if we can maintain the profit and growth level expected. Some of the issues concerning the increased use of the Internet include reliability, cost, access, and security, which may affect further development of online services and electronic commerce in general, as well as the market for our services and products. Our business may fail, however, even if Internet-related industries see substantial growth.

3. Our independent auditor has expressed doubts about our ability to continue as a going concern

     We are a  Development  Stage  Company as defined  in  Financial  Accounting
Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal operations have commenced, there have been no significant revenues. Our plans regarding the matters which raise doubts about our ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4. Future sales of our common stock may have a depressive effect upon its price

     We have issued 2,700,000 shares of common stock at an average price of approximately $0.03 per share. These shares were issued in reliance on exemptions from registration and will be freely tradeable at various times. As these shares are sold into the market, the price of the common stock will be depressed. Persons who have acquired share for $0.03 will be able to profitably sell their shares at much less than the $1.00 offering price of the shares under this offering. This tendency may drive the market price of the shares less than the $1.00 offering price.

5. Failure to retain our key executives or attract and retain qualified technical personnel could harm our business and operating results.

     The loss of one or more of our executive officers could inhibit the development of our business and, accordingly, harm our business and operating results. We have not entered into employment agreements with our key executive officers and may not be able to retain them.

     Qualified personnel are in great demand throughout the Internet and investment services industries. Our future growth and our ability to achieve our financial and operational objectives will depend in large part upon our ability to attract and retain highly skilled technical, engineering, sales and marketing and customer support personnel. Our failure to attract and retain personnel may limit the rate at which we can expand our business, including the development of new products and services and the retention of additional customers, which could harm our business and operating results.

6. Concentration of ownership may give management and some shareholders substantial influence

     Our management and directors currently owns 1,250,000 of shares of our common stock and Internet Finance.com, Inc. owns 1,210,000 shares. Robert A. Strahl is the beneficial owner of the stock attributed to Internet Finance.com, Inc. Robert A. Strahl is Michael A. Strahl's father. This represents 44% and 43% of the outstanding shares of our common stock if all shares are sold. If the officers and Internet Finance.com, Inc. vote in the same manner, they will retain control over all of our affairs, including the election of the directors and business transactions.

7. Your ownership interest will decrease substantially as additional shares are issued

     The securities currently held by investors will be diluted in market value as more securities are issued. This dilution will be immediate and substantial. We are authorized to issue 20,000,000 shares of common stock. When this offering is completed 2,850,000 shares will be outstanding. We will have 17,172,500 shares remaining to be issued. You will have 5.3% of our outstanding shares immediately after this offering. Should the additional 17,172,500 shares be issued you will have 0.75% of the outstanding shares of common stock.

8. No studies regarding the marketability of our services or the effect of this offering have been conducted

     In formulating our business plan, we have relied on the judgment of our officers, directors and consultants. No formal independent market studies concerning the demand for our proposed services have been conducted, nor are any planned. The effect of the sale of the Securities has not been analyzed for its effect on our operations, our ability to obtain funds or financing or the variations in share price due to additional shares being available for sale. As a result, we may not be able to sell a sufficient portion of this offering to allow us to operate successfully. Even if we do sell this entire offering, moreover, we may still not prosper and you might lose your entire investment.

9. The price for our common stock could decline.

     Before this offering, there has been no market for our Common Stock. We arbitrarily determined the offering price of the Shares and this price bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the offering price were our current financial condition, the degree of control which the current shareholders desired to retain, and an evaluation of the prospects for our growth. If we set the offering price too high, we may not be able to sell enough of this offering to follow our business plan, in which case you will lose your entire investment.

10.  We do not intend to pay dividends

     Our Board of Directors presently intends to follow a policy of retaining earnings, if any, for the purpose of increasing our net worth and reserves. As a result, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on future earnings, financing requirements and other factors. Since the time of inception we have paid no dividends to shareholders. It is highly unlikely, therefore, that you will receive any dividend on the shares of stock you purchase in this offering.

11. We have no public market for our securities

     At this time no market exists for the sale or purchase of the common stock. After this registration is effective, we will apply to list our common stock on the NASD bulletin board exchange. Even when listed, the number of shares outstanding will not be enough to provide the large volume of trading that will enable the share price to be stable. This means that you may not be able to buy or sell shares at will or may be able to sell them only at a price substantially lower than the offering price.

12. You may not be able to buy or sell our stock at will and may lose your entire investment

     We are not listed on any stock exchange at this time. We will make application to NASD to become a bulletin board listed company. These are known as "penny stocks" and must follow various regulations involving disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low-priced securities that do not have a very high trading volume. Because of this the price of the stock is volatile and you may not be able to buy or sell the stock when you want.

13. We may have Year 2000 problems which negatively impact our business

     The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. Similar problems may arise in some systems which use dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect our ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting us, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

     We currently believe that our systems are Year 2000 compliant in all material respects. Our current systems and products may contain undetected errors or defects with Year 2000 date functions that may result in material costs. Although we are not aware of any material operational issues or costs associated with preparing our internal systems for the Year 2000, we may experience serious unanticipated negative consequences. Examples of negative potential consequences include significant downtime for one or more of our website properties, or material costs caused by undetected errors or defects in the technology used in our internal systems. The purchasing patterns of advertisers may correct their current systems for Year 2000 compliance. We do not currently have any information about the Year 2000 status of our advertising customers. These expenditures may result in reduced funds available for web advertising or sponsorship or web services, which could have a material adverse effect on our business, operations and financial condition.



                                 USE OF PROCEEDS

     The Company will rely on the proceeds from this offering to open additional schools, advertise, acquire an online store, and pay legal and accounting fees. This is a best-efforts offering with no minimum. The principal purposes and priorities in which proceeds are to be used, are as follows:




Legal and Accounting                                 $  20,000
Web Site Development                                 $  30,000
Advertising                                          $  80,000
Open and Maintain Schools (two to three)             $ 100,000*
Online store development or acquisition              $  50,000
Working Capital                                      $  20,000
Total                                                $ 300,000


*This will include salaries paid to officers. This estimate is for three schools.



Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $75,000 is received, $20,000 will be used to pay legal and accounting fees, $30,000 will be used to develop and maintain the website and the remaining $25,000 will be spent on advertising when the website becomes operational. If less than $20,000 is received, the entire amount will be applied toward legal and accounting fees.

                         DETERMINATION OF OFFERING PRICE

     Because there has been no prior public trading market for our common stock, the initial public offering price of the common stock has been determined by management and is not necessarily related to our asset value, net worth or other criteria of value. The factors considered in determining the offering price include an evaluation by management of the history of and prospects for the industry in which we compete and our earnings prospects. Factors such as our financial results, announcements of developments related to our business, and the introduction of products and product enhancements by ourselves or our competitors may have a significant impact on the market price of our securities.

                                    DILUTION

     As of July 31, 1999, the Company had issued 2,700,000 shares of Common Stock and the net tangible book value per share of the Common Stock was $.0078 per share of Common Stock. After giving effect to the receipt of the estimated net proceeds from the sale of all of the Shares, and assuming that the offering price of the Shares is $1.00 per Share, you will have paid a total of $300,000 for 300,000 shares of Common Stock and the net tangible book value of the Company's presently outstanding shares will increase to $0.1078 per share. The investors will experience a corresponding dilution of $0.8922 per share from the offering price.


     The following table illustrates the per share dilution to you:




Offering Price per share ..................................................    $1.0000
Net tangible book value per share before offering ......................       $0.0078
Increase in net tangible book value per share attributable
  to investors purchasing in this offering ............................        $0.1000
Pro forma net tangible book value per share after offering ................    $0.1078
Dilution per share ........................................................    $0.8922


     The following table summarizes the differences between existing shareholders, as of July 31, 1999, and new investors with respect to the number of Common Shares purchased from the Company, the total consideration paid and the average price per share:



                                                  Shares Purchased       Total Consideration Paid    Average Price
                                               Number      Percent         Amount       Percent       Per Share
                                               ------      -------         ------       -------       ---------
Existing Shareholders                       2,700,000       90%          $ 70,995       19%         $0.0263
New Investors                                 300,000        10%          $300,000       81%         $1.0000
Total                                       3,000,000      100%          $370,995      100%


                              PLAN OF DISTRIBUTION

     We are offering the securities for sale through our officers and directors. We intend to engage the services of a registered broker or dealer in each state that requires that a registered broker or dealer act on behalf of a company selling its own securities in that state. The offering is a "best-efforts" offering and will conclude at the discretion of the Company, or sooner if all the shares are sold. No underwriter has been engaged and no commitment to provide the funds has been made. A subscription agreement will be required to be submitted by all purchasers of the shares. The offering is for upt to $300,000 at aprice of $1.00 per share. We may receive $300,000 or $0 depending on sales.

                             DESCRIPTION OF BUSINESS

     The following discussion and analysis of our plan of operation should be read in conjunction with the more detailed financial information contained in our financial statements and the notes to the financial statements, all of which is included elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks . Our actual results may differ materially from the results discussed in the forward-looking statements.

Overview
--------

     The Company is a development stage company, which is establishing an online trading school along with several trading schools in California. The Company will also sell services and products through its online store. Students and shoppers will be able to purchase our services through our web site at www.tradingsolutionsinc.com. Our web site is currently under development and is expected to be operational by the end of 1999.

     The Company was incorporated on May 14, 1999 by seven persons or entities contributing $0.001 per share for 2,495,000 shares of common stock. The Company also received funds from the exercise of options to purchase 85,000 shares of common stock for $0.10 per share and the sale of a Regulation D private placement of 120,000 shares for $0.50 per share. This provided the capitalization of the Company.


     In December 1999 the Company changed its Fiscal Year End to March 31.


     The Company has not yet begun operating and has no revenue. Since inception, the Company has been engaged in developing corporate structure, planning operations, capital raising activities, and negotiating agreements with prospective business affiliates. The Company has no operating revenue to date.

Cash Requirements and Additional Funding
----------------------------------------

     Although management believes that the proceeds from this offering will satisfy the Company's cash requirements for the next twelve months, we anticipate an increase in capital expenditures consistent with anticipated growth in operations, infrastructure and personnel. The Company will also continue to expand marketing and development programs. The money needed will depend on the market acceptance of the online training program and the costs to maintain and upgrade the web site.

Additional Research and Development
-----------------------------------

     The Company will not have significant research and development expenses during the next 12 months. The development of the web site design will be achieved through modifications of available technologies.

     The Company will hire technical personnel to service the web site when funds become available. Until then the Company will be required to engage the services of a third party to develop the web site. The Company anticipates that the total cost of the web site services will be $30,000.

Business
--------

     The Company intends to work on two projects.

     1. Trading Solutions.com, Inc. trading school is designed to provide education for people interested in online investing. The Company will offer training for beginners as well as experienced traders. Courses will consist of a combination of theory sessions linked closely with a practical hands-on approach. The Company will provide online training, individual training, small group sessions and seminars on various trading and computer-related subjects.

     2. The Company intends to establish or acquire an e-commerce business and link it with the online trading school. The Company will offer a wide variety of products for investors, including books, magazines, newspapers, online newsletters and trading software packages.

Overview of Internet-Based Industry
-----------------------------------

     Online trading is becoming more and more popular among people of different ages, education, professions, and backgrounds. Trading Solutions.com, Inc. is aiming at persons interested in investing but not familiar with computers or the Internet, as well as existing traders who would like to improve their trading techniques.

     According to the Spring 1999 edition of Women In Touch magazine, "...there are approximately 7 million online accounts registered with U.S. brokerages, and about 350,000 trades taking place each and every day. By the end of year, the number of online account is expected to top 10 million." The same magazine states, according to National Foundation for Women Business Owners, a majority of women entrepreneurs are looking into investing online. Trading Solutions.com, Inc. intends to offer its services to this group of investors.

     Financial Service Online May 1999 edition also mentions that, according to a recent report from Credit Suisse First Boston Corp., the number of online trades grew by almost 35% during the first quarter of 1999. This growth came following a 34% growth in the fourth quarter of 1998.

     Investment News from 5/17/99 says that as much as 19% of households with $750,000 or more investment money will be trading online, up 5% from 1997. According to the same magazine, the amount of American households investing through online brokerage accounts will rise from 2.4 million at the end of 1998 to 4.3 million by the end of 2000.

     By 2003 worldwide Internet Commerce will approach $3.2 trillion and represent nearly 5% of all global sales, according to Small Business Computing, "ABC's of E-Commerce", March, 1999. Another article, "Cyberspace Marketplace" from Time Magazine, 7/20/98, says that by the year 2000, an estimated 1 in 4 families will be buying general merchandise online.

Marketing Strategies
--------------------

Media Advertising
-----------------

     The Company's marketing strategy is directed towards beginners and experienced traders. Management will work to establish a local market niche for each one of its trading schools by advertising in local newspapers and radio. Management will work to increase the public's awareness of the Company's name and its services. This goal is to be achieved by carefully positioned editorials regarding the Company's services. Special events will be sponsored from which name affiliation and public familiarity with the services and products offered can be achieved.

Radio and Television Advertising
--------------------------------

     The Company will optimize advertising dollars spent on radio by purchasing air time from those radio stations whose demographics most closely resemble the Company's clientele. Management will be responsible for contacting account executives from various local stations and requesting proposals and statistics regarding their station's listeners and advertising packages.

Internet and Print Advertising
------------------------------

     The Company intends to advertise on the Internet through its web page, which will be updated regularly. The Company will also maintain advertisements in the local newspapers. The Company will also produce color catalogs to be printed and distributed throughout the year.

Business Strategy
-----------------

     We want to become a leading online training school combined with an online store for a one-stop learning experience. The Company will offer classes and information with current technological information. We intend to affiliate with professional traders to teach our online classes and seminars. Currently, the information most in demand includes online trading, electronic trading, day trading strategies, and the software applied in trading. We intend to offer as many types of training and as great a variety within each subject category as possible. We also intend to invest in our web site infrastructure. We will offer our students access to our online store to make it easy for them to purchase everything they need for trading and investing online. Through the online store linked with the online school, we intend to offer products such as literature and newspapers, books, newsletters and reader's digests, along with the trading software packages that would specifically target online investors.

     To promote learning through Trading Solutions.com, we intend to incorporate various features in the online school. We will update our web site to ensure that the site is interesting and offers current information.

Sources of Revenue
------------------

Tuition
-------

     During the first stage of operations, revenues will be derived primarily from the tuition paid by the students attending our schools, in person or through the Internet.

     The Company is planning to open three or four schools in the Bay Area in California. Up to $100,000 of the funds raised through this offering will be used to open these schools. This provides excess funds beyond the $20,000 estimate of the cost of opening the schools. We will know immediately if the estimates are accurate and will modify the number of sites accordingly.

     The number of training facilities which will actually open may be adjusted in accordance with the amount of available funds. Once identified, the time to develop a particular location varies, depending on the circumstances at each site. A training facility can be completed in 30 to 60 days from the beginning of the design phase. The Company's investment in a location will range from $15,000 to $20,000 to acquire all the furniture, equipment, supplies, have some advertising to bring the location to the point where it can be profitable. We believe that our training facilities will not require additional funding after the initial investment is made.

     An online training school can begin operating as soon as the software and the web site are developed for the Company. The Company is planning to establish or acquire an Internet commerce business at an estimated cost of $50,000 to $75,000. Profits generated from online sales are expected to be moderate and provide additional capital for the Company's growth. The Company will be forced to develop this software if an acquisition cannot be made or pay a third party to develop the software.

     One local web site development company which we may possible use for development, Net-Clients.com, could develop a web site that will load to any commercially available Internet browsers and have an e-commerce capability. Net-Clients.com could develop software that would allow broadcasting of classes over the Internet with existing technology. We will spend up to $30,000 of the funds raised on our web site development.

     Our goal is to become a profitable online trading school. We intend to affiliate with professional traders and financial advisors to teach our classes. We will offer books, video and audio learning courses by leading authors, and as many types of products, and as wide a variety within each product category, as possible. We will also adopt features that would attract and retain students by offering different levels of training to address the needs of people with different backgrounds and computer experience. We will offer basic computer classes to prepare the students who are not familiar with the Internet.

Competition
-----------

     While there are several experienced online traders who offer seminars, not all operate in our target market segment. Developing strategies to take market share away form these limited number of competitors will be our marketing approach. Based on this marketing premise, we are not really competing with the overpriced, short-term trading seminars. The strategy is to demonstrate a very high perceived value-to-price ratio to a wide segment of potential customers that are looking for personalized, professional instructing, without the obstacle of a high price. We believe that the competition at this level is limited. Some of the companies offering trading seminars are charging from $900 to $3,500 per seminar. Our basic computer and online trading courses for the beginners will be priced at $120 to $175 per course. More advanced trading seminars and classes will be offered to the public at $400 to $700 per course.

     HL Camp & Company offer trading seminars at $1,095 each, Legend Trading Seminars cost $2,895 per seminar, ActiveTrade day trading classes are priced at $3,500. Most of the seminars are oriented specifically to day trading and are of no use to the people who would like to invest online. We are not aware of any trading schools in the Bay area that would offer all or similar services to students. The Company will provide its customers with choices, which span different levels of readiness while also offering basic computer training and possible online training.

     The Company also faces competition from other web sites that provide online investment training. We believe that by offering an all-in-one service and providing students with the ability to purchase all the educational materials through the web site, the Company can successfully compete in this market. We believe the online trading education market is not saturated and has great expansion potentials.

Government Regulation
---------------------

     We are not currently required to follow the regulations of any government agency, other than regulations applicable to businesses generally or applicable to electronic commerce. There is a chance that as the Internet becomes more popular, new laws and regulations may be issued, which will affect companies conducting business through the Internet. We believe that the new laws and regulations covering consumer protection, security and privacy issues will benefit the consumers and make people more comfortable receiving services online. The Government may also impose additional taxes on the sales conducted over the Internet, which will increase the cost of the operation.

Intellectual Property Rights
----------------------------

     No licenses or patents are required for our business. The only confidentiality is our trading system and portfolio positions, which are only disclosed to the board members. The board of directors and secretarial staff have all signed confidentiality and non-disclosure agreements.

Employees
---------

     As of January 25, 2000, the Company had one full time employee. Board Members and Officers continue to devote their time and effort to developing and promoting the Company. Chief Executive Officer, Natalie Shahvaran is devoting 40 hours per week to the affairs of the Company. Directors, Michael A. Strahl and Susan F. Turner devote a minimum of 8 hours each per week. The Company is also using the services of several consultants. Additional employees will be hired as required.

     The Company's executive offices are located at 200 Camino Aguajito, Suite 200, Monterey, CA, 93940. Its telephone number is (831) 375-6229.

                                LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following information sets forth the names of the officers and directors of the Company, their present positions with the Company and biographical information.

Natalie Shahvaran (Age 22). President, Chief Executive Officer, Chief Operating Officer, Director. Ms. Shahvaran graduated from Heald Business College with honors and received her Associate's Degree in Computer Business Administration in 1999. The associate's degree is a two year professional vocational degree. She has been managing one of her family trading accounts with Datek Online Brokerage for a period of eight months. Ms. Shahvaran worked as a computer consultant for Monterey Ventures, Inc. from 1998 to 1999. Monterey Ventures is a venture capital and financing company for small companies. Ms. Shahvaran was employed by Heald College as a college algebra/business math tutor from January 1997 to December 1998.

Michael A. Strahl (Age 40). Secretary, Director. Mr. Strahl graduated from Western State College and received his BA in Business Administration/Finance. He was the Vice President and Director of Themiis Corporation, a merchant bank specializing in environmental management from June 1997 to July 1999. He was Vice President and Chief Operating Officer of Environmental Enzymes, Inc., an enzyme manufacturing company from February 1999 to July 1999. He is currently on the board of directors of Internet Finance.com, Inc. and Monterey Technologies, Inc. Michael A. Strahl is also a part owner and board member since March of 1994 of the Environmental Business Network. Inc., an environmental solutions oriented company. He was President of Environmental and Energy Group, Inc. (EEG), consultant to the oil and gas industry from April 1992 to August 1993. Before joining the environmental industry, Michael A. Strahl was a NASD Principal with Corporate Securities Group from April 1998 to January 1999 and was a branch manager for Oxford Financials from February 1990 to May 1990. An NASD Principal must pass a series 24 Securities License which allows him to be a branch manager of a stock brokerage form.

Susan Turner (Age 44). Chief Financial Officer, Treasurer, Director. Ms. Turner attended the University of Michigan School of Business Administration and received her BA in Business Administration in April 1975. She graduated with a major in Accounting. Ms. Turner passed the CPA exam in November 1975 and obtained a Michigan CPA license April 1978, a Georgia license September 1980 and a California license December 1985. Ms. Turner is currently a Certified Public Accountant. Ms. Turner started her professional career over 20 years ago with Peat, Marwick, Mitchell, a national CPA firm from September 1975 to April 1977. She was also audit manager for the Commercial Loan Department of General Electric Credit Corporation in Palo Alto, CA from November 1978 to July 1981. Ms. Turner previously managed the tax department of McGilloway & Elstob in California from December 1984 to September 1987, and has been the proprietor of her own CPA firm since 1987. Ms. Turner will handle the Corporation's financial matters, including financial statement preparation, tax returns, budgeting and forecasting.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 31, 1999, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of July 31, 1999 and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly. The beneficial ownership includes shares issued at the effective date of this offering. The percent of class is before the offering.

     After the offering Natalie Shavaran will have 44% and Internet Finance.com, Inc. will have 46%. Robert Strahl, father of Michael Strahl, officer and director of the Company is the beneficial owner of the shares of common stock issued to Internet Finance.com, Inc.




(1)                        (2)                                (3)                                (4)                    (5)
Class After
Title of Class             Name and address of                Amount and Nature              Percent of Class       Percent of Class
Offering                   beneficial owner                   of Beneficial Ownership        Before Offering        After Offering
--------                   ----------------                   -----------------------        ---------------        --------------
Common Stock               Natalie Shahvaran                  1,250,000                         46%                    44%
                           P.O. Box 22851
                           Carmel, CA 93922

Common Stock               Internet Finance.com, Inc.         1,210,000                         46%                    43%
                           200 Camino Aguajito
                           Number 200
                           Monterrey, CA 93940

Common Stock               Monterey Ventures, Inc.              50,000                           2%                   1.8%
                           200 Camino Aguajito
                           Number 200
                           Monterrey, CA 93940

Common Stock               Michael A. Strahl                     20,000                        0.7%                   0.7%
                           814 Bel Air Way
                           Salinas, CA 93901

Common Stock               Susan F. Turner                       20,000                        0.7%                   0.7%
                           P.O. Box 3687
                           Carmel, CA 93921

Common Stock               Directors and Officers             1,290,000                         48%                    45%
                           as a group (3 persons)



                            DESCRIPTION OF SECURITIES

Common Stock
------------

     The Company is authorized to issue 20,000,000 shares of common stock with a par value of $0.01 per share. Currently 2,700,000 shares are outstanding and no options or warrants remain outstanding and no shares are reserved for any options or warrants. Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Any declaration of dividends on Common Stock will be at the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and development of the Company rather than the payment of dividends.

     The holders of Common Stock have no preemptive or conversion rights and there will not be further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.

Voting Requirements
-------------------

     The Articles of Incorporation require the approval of the holders of a majority of the Company's voting securities for the election of directors and for fundamental corporate actions, such as mergers and sales of substantial assets, or for an amendment to the Articles of Incorporation. There exists no provision in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of the Company.

Transfer Agent
--------------

     The transfer agent and registrar for the Company's Common Stock is Silverado Stock Transfer, Inc., 8170 S. Eastern Avenue, Suite 4, PMB 602, Las Vegas, NV, 89123. Its telephone number is (702) 263-0920.

Shares Eligible for Future Sale
-------------------------------

     As of July 31, 1999, the Company had 2,700,000 shares of Common Stock outstanding. Of the 2,700,000 shares of Common Stock outstanding, 2,500,000 shares of Common Stock are beneficially held by "affiliates" of the Company. All shares of Common Stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of the Company as defined for purposes of the Securities Act.

     In general, under Rule 144 as currently in effect, a person who has beneficially owned "restricted" securities for at least two years, including persons who may be deemed to be "affiliates" of the Company, may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the Common Stock then outstanding or, (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least three years would be entitled to sell the shares under Rule 144 without regard to the volume and other limitations described above.

Penny Stocks
------------

     The Company's shares are "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, which imposes sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of the Company's securities, including securities purchased herein, in the secondary market. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse effects on the price of the Company's securities.

     Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with an net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     The Company's securities counsel, Blume Law Firm, P.C., of Phoenix, Arizona currently holds 10,000 shares of our common stock.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The Company has indemnified all officers, directors and controlling persons of the Company against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to these persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     When  used  in  this  discussion,  the  words  "believes",   "anticipates",
"expects" and similar expressions are intended to identify forward-looking statements. Actual results could be substantially different from those projected due to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Results of Operations
---------------------

     The Company had no revenues for the period ending July 31, 1999. To date the Company has not relied on any revenues for funding its activities and it does not expect to receive revenues from operations to be profitable for at least six months following the receipt of the funds raised through this offering. We believe that the proceeds from this offering will satisfy the Company's cash requirements for the next twelve months. The Company is also relying on revenues received from its business. The Company anticipates an increase in capital expenditures consistent with anticipated growth in operations, infrastructure and personnel. The Company will also continue to expend marketing and development programs.

Liquidity and Capital Resources
-------------------------------

     The Company does not believe that there will be significant research and development expenses during the next 12 months. Even though we have contracted an independent company to develop our web site design, this development will be achieved through modifications of available technologies. Expenditures on activities of this type do not constitute research and development expenses.

     The Company expects to hire technical personnel to service the web site as soon as sufficient funds become available either as a result of this offering, or from the profits gained through the Company's operations. Until then the Company will be required to engage the services of a third party to develop the web site. The Company anticipates that the total cost of these web site services will be $30,000.

     The Company does not anticipate purchasing or selling any plant or significant equipment during the next twelve month. We also plan to hire up to ten additional employees by the end of our first 12 months of operations. These additional employees may serve in any of the following capacities: teaching; marketing and promotion; administration; and web site technicians.

                             DESCRIPTION OF PROPERTY

     Presently, no equipment or properties except basic computer equipment are owned. The Company anticipates purchasing additional computer equipment for training and trading. In addition, office furniture and office equipment that will be needed to conduct business instruction in trading will be purchased. The funds will come from this offering.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 13, 1999, Trading Solutions.com entered into an Investment Banking Agreement with Internet Finance.com, Inc. Under this agreement, Internet Finance.com, Inc. was to assist the Company in the corporate formation, business and strategic plan, assist in the areas of management structure, line projections and marketing. Internet Finance.com, Inc. has also provided the Company with a $3,000 bridge loan, which was repaid by the Company on June 1, 1999. Internet Finance.com, Inc. purchased 1,200,000 shares of common stock at $.001 per share. Trading Solutions.com has also agreed to pay Internet Finance.com, Inc. a consulting fee of $22,000 for its services. Michael A . Strahl is the director designee appointed by Internet Finance.com under the terms of the agreement.


     Internet Finance.com, Inc. is providing consulting services to the Company on a continual basis. Internet Finance.com, Inc. assists the Company in its corporate day-to-day responsibilities, helps prepare investor presentation packages, and gives professional advice and assistance in the areas of corporate structure, corporate finance, and management structure. Internet Finance.com, Inc. will perform the aforementioned services for a fee of $22,000 for a period of time needed for the Company to receive funding through its SB-2 filing. The Company will not retain the consulting services of Internet Finance.com, Inc. upon completion of the offering.



     When this offering is completed, the Company will acquire and commence operations of an online store and will open and run additional schools.

     The Company currently rents office space from Monterey Ventures, Inc. This rental is on terms that are at least as favorable as those obtainable from unrelated parties.

     Natalie Shahvaran, who is an executive officer and a director of Trading Solutions.com, Inc., was issued 1,200,000 shares of common stock at $0.01 per share on May 17, 1999 in exchange for a payment of $1,200 paid to the Company on June 25, 1999. Ms. Shahvaran is also the Secretary and Treasurer and a Director of Monterey Ventures, Inc. Ms. Shahvaran is not a shareholder of Monterey Ventures, Inc. and has no other interests in Monterey Ventures.


     In May 1999, the Company agreed to issue options to purchase 85,000 shares of Common Stock, which are exercisable at $.10 per share. As of August 1999, 85,000 shares were exercised. The aggregate proceeds from the exercise of the stock options was $8,500. The following table summarizes the number of stock options issued.




NAME                                EXERCISE PRICE            No OF SHARES
----                                --------------            ------------
Natalie Shahvaran                   $.10                      50,000
Susan F. Turner                     $.10                       5,000
Michael A. Strahl                   $.10                       5,000
Melissa DeAnzo                      $.10                       5,000
Monterey Ventures, Inc.             $.10                      10,000
Internet Finance.com, Inc           $.10                      10,000
                  Total                                       85,000


              MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

Market Information
------------------

          There is no public market for the Company's common stock.

Holders
-------

     As of July 31, 1999 there were approximately forty-four (44) stockholders of record of the Company's Common Stock.

Dividend Policy
---------------

     The Company has never paid a dividend and does not anticipate paying any dividends in the foreseeable future. It is the present policy of the Board of Directors to retain the Company's earnings, if any, for the development of the Company's business.

                             EXECUTIVE COMPENSATION

     The board has adopted an executive compensation plan for its Executive Officers and Directors as follows: the board members will receive no cash compensation or reimbursement for the expenses incurred in connection with attending board meetings. The Company reserves the right to pay consulting fees to its board members and officers for the time and services they provide to the Company. Our Chief Executive Officer will receive up to $30,000 in compensation for her full time commitment to the development and promotion of the company. The Board has agreed to the issuance of the Company's common stock to three of its members.


                           SUMMARY COMPENSATION TABLE
NAME AND                                     OTHER            RESTRICTED   SECURITIES                      ALL
PRINCIPAL                                    ANNUAL           STOCK        UNDERLYING          LTIP        OTHER
POSITION                 YEAR   SALARY       COMPENSATION     AWARD        OPTIONS/SAR's       PAYOUTS     COMPENSATION
--------                 ----   ------       ------------     -----        -------------       -------     ------------
Natalie Shahvaran        1999   0            $ 30,000         0            0,000*              0           0
President/CEO/
Director

Michael A. Strahl        1999   0                   0         0            5,000*              0           0
Secretary/Director

Susan F. Turner          1999   0                   0         0            5,000*              0           0
Treasurer/CFO/
Director


*The board also issued Stock Options to the officers and directors of the Company. These options have been exercised and the above listed options reflect those shares.

Employment and Change of Control Contracts
------------------------------------------

     The Company does not currently have any employment agreements with its employees or key personnel.

                              FINANCIAL STATEMENTS

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 1999
                                  (UNAUDITED)

ASSETS
Current assets
     Cash in bank                                                               $       5,914
     Prepaid rent                                                                          78
                                                                                     --------
          Total current assets                                                          5,992

Furniture and equipment
     Equipment                                                                          2,206
     Furniture                                                                            600
                                                                                     --------
                                                                                        2,806
     Accumulated depreciation                                                             (88)
                                                                                     --------
                                                                                        2,718
Total assets                                                                    $       8,710
                                                                                     ========
LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
     Accounts payable                                                           $       2,500
     State corporate tax liability                                                        800
          Total current liabilities                                                     3,300
                                                                                     --------

               Total liabilities                                                        3,300

Stockholders' equity
     Common stock, 20,000,000 shares authorized at
          a par value of .01. 2,7000,000 outstanding                                   27,000
     Paid in capital                                                                   43,990
     Deficit incurred during development stage                                        (65,580)
                                                                                     ---------
               Total stockholder's equity                                               5,410

               Total liabilities and stockholder's equity                       $       8,710


    The accompanying notes are an integral part of these financial Statements

                       TRADING SOLUTIONS.COM, INCORPORATED
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                From date of inception to September 30,1999
                                  (UNAUDITED)

                                                                                                                   Deficit
                                                                      Three                     Period From        Accumulated
                                                                      Months                    Inception          During
                                                                      Ending                    To September       Development
                                                                      September 30, 1999        30, 1999           stage
                                                                      ------------------        --------            -----
Income                                                                $         1,510           $    1,510         $     1,510
Expenses
     Advertising                                                                3,115                3,115               3,1l5
     Accounting fees                                                                                  3,000               3,000
     Bank charges                                                                  20                  180                  80
     Consulting fees                                                           21,554               30,704              30,704
     Depreciation                                                                  44                   88                  88
     Education
     Management fees                                                                                 5,000               5,000
     Miscellaneous                                                                                     554                 554
     Office supplies                                                            2,785                3,618               3,618
     Postage                                                                                            66                  66
     Promotions                                                                   243                  514                 514
     License and taxes                                                          1,765                1,765               1,765
     Legal fees                                                                 1,318               11,418              11,418
     Organizational costs                                                                              896                 896
     Rent                                                                         600                1,200               1,200
     Telephone                                                                    631                  899                 899
     Travel                                                                     1,725                2,359               2,359
                                                                                -----                -----               -----
          Total expenses                                                       34,800               66,276              66,276
                                                                               ------               ------              ------
          Loss from operations                                                (33,290)             (64.766)            (64,766)
Other(expenses)
     Interest                                                                                          (14)                (14)
                                                                                                       ----                ----
          Loss prior to income taxes                                                0                  (14)                (14)
Income taxes
     State Corporate tax                                                                               800                 800
                                                                                                       ---                 ---
          Net loss                                                            (33,290)              65,580              65,580
                                                                              =========             =======             =======
Loss per common
     share                                                                      (0.01)          $    (0.02)        $    ($0.02)
                                                                              =========             =======             =======
Weighted average of
     shares outstanding                                                     2,654,703            2,654,703           2,654,703
                                                                            ===========          ==========         ==========


     The accompanying notes are an integral part of these financial statements
                                       4

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS EQUITY
                               September 30, 1999
                                  (UNAUDITED)

                                                                                     Deficit
                                                                                     Accumulated
                                                                      Paid           During
                                            Common Stock              In             Development
                                            ------------
                                        Shares         Amount         Capital        Stage               Total
                                        ------         ------         -------        -----               -----
June 30, 1999                           2,627,000      $   20,270     $   20,270        (32,290)         $    14,250
Founders stock                              5,000              50            (45)                                  5
Options                                    25,000             250          2,695                               2,945
July 1, 1999                               15,000             150          7,350                               7,500
July 2, 1999                               14,000             140          6,860                               7,000
July 5, 1999                                3,000              30          1,470                               1,500
July 8, 1999                                6,000              60          2,940                               3,000
July 12, 1999                               2,000              20            980                               1,000
July 14, 1999                               3,000              30          1,470                               1,500


Net loss per period                                                                     (33,290)             (33,290)
                                                                                        --------             --------
Total                                   2,700,000       $  27,000     $   43,990     $  (65,580)          $    5,410
                                        ==========      ==========    ===========    ============
  ===========


   The accompanying notes are an integral part of these financial statements

                       TRADING SOLUTIONS.COM, INCORPORATED,
                          (A Development Stage Company)
                     STATEMENT OF CASH FLOWS-INDIRECT METHOD
                     From date of inception to September 30, 1999
                                  (UNAUDITED)

                                                                                                                        Deficit
                                                                        Three                            Period From    Accumulated
                                                                        Months                           Inception      During
                                                                        Ending                           To September   Development
                                                                        September 30, 1999               30, 1999       Stage
                                                                        ------------------               --------       -----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                              $      (33,290)                  $   (65,580)   $   (65,580)
Adjustment to reconcile net income to net cash
     provided by operating activities
     Depreciation                                                                   44                            88             88
     Increase in prepaid rent                                                      600                           (78)           (78)
     Increase in accounts payable                                               (3,270)                        2,500           2500
     Increase in taxes payable                                                                                   800            900
                                                                                -------                          ---            ---
NET CASH PROVIDED BY OPERATING ACTIVITIES                                      (35,916)                      (62,270)       (62,270)
INVESTING ACTIVITIES
     Purchase of furniture and equipment                                                                        2,806         2,806
NET CASH USED IN INVESTING ACTIVITIES                                                                           2,806         2,806
FINANCING ACTIVITIES
     Sale of common stock                                                       24,450                        70,990         70,990
     Short term borrowing                                                                                      3,000          3,000
     Payment of short term borrowing                                                                          (3,000)        (3,000)
                                                                                ------                        -------        -------
NET CASH REALIZED FROM FINANCING ACTIVITIES                                     24,450                        70,990         70,990
                                                                                ------                        ------         ------
INCREASE IN CASH AND CASH EQUIVALENTS                                          (11,466)                        5,914          5,914
Cash and cash equivalents at the beginning of the year                                                             0              0
CASH AND CASH EQUIVALENTS                                               $      (11,466)                  $     5,914    $     5,914
                                                                               ========                       =======       =======
Supplemental disclosure of financing activities
          Interest paid during the period from date of
          inception to June 30, 1999                                                                     $        14    $        14


     The accompanying notes are an integral part these financial statements

                       Trading Solutions.Com, Incorporated
                          Notes to Financial Statements
                               September 30, 1999
                                  (UNAUDITED)

NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Nature of the business - Trading Solutions.Com, Inc (the "Company") is designed to provide education for people interested in on line investing. The Company also intends to establish a corporate trading account and manage money. The Company further intends to establish or acquire an ecommerce business to link with the trading school.

          Development Stage Company - The Company is a development stage company, as defined in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in securing and establishing a new business, and although planned operations have commenced, an immaterial amount of revenue has been realized.

          Pervasiveness of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Cash and cash equivalents - For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

          Property and equipment - Property and equipment are recorded at cost. Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

          Depreciation is provided using the straight-line method, over the useful lives of the assets.

          Income taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are

                       Trading Solutions.Com, Incorporated
                          Notes to Financial Statements
                               September 30, 1999
                                  (UNAUDITED)

NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't)

          Income taxes (con't)

          recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

          Stock options -Stock that is issued for services rendered are recorded at the fair value of the stock in the year that the stock is given and recorded as an expense in the same year.

NOTE 2:   BACKGROUND

          The Company was incorporated under the laws of the State of Nevada on May 14,1999. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and the sale of stock.

NOTE 3:   EQUIPMENT AND FURNITURE

          The following is a summary of fixed asset classifications, accumulated depreciation and depreciable lives for the Company at September 30, 1999. Useful life Years Amount

                                Useful life
                                Years                   Amount
                                -----                   ------
Computer equipment                  5                   $2,206
Office furniture                   10                      600
Total                                                    2,806
Accumulated depreciation                                   (88)
                                                          ----
Net equipment and furniture                             $2,718
                                                        ======

          Depreciation expense for the period from date of inception to September 30, 1999 was $ 88.

NOTE 4:   COMMON STOCK

          Founders stock - At incorporation the Company issued stock to the founders of the corporation. These shares totaled 2,495,000 shares and were issued for consideration of $.001 per share. Proceeds from these sales were $2,495. 8

                       Trading Solutions.Com, Incorporated
                          Notes to Financial Statements
                               September 30, 1999
                                  (UNAUDITED)

NOTE 4:   COMMON STOCK (con't)

          Stock options - At the organizational meeting of the board of directors it was voted on to issue stock options of the Company's common stock to certain officers of the corporation, a key employee of a non affiliated company and the non affiliated company. These options are to be exercised at $.10 a share and have an expiration date of December 31, 2002. These options are callable at $.02 per share by the Company with a 30 day notice. A total of 85,000 shares were voted on for the options of which 85,000 shares of the options were exercised at September 30, 1999. Total proceeds from these sales were $8,500. The fair value at the date the options were granted was $.50 a share. Therefore, the Company has recognized $ 34,000 in compensation expense for the period.

          Public stock offerin - During the period ended September 30, 1999 the Company sold solely to accredited and/or sophisticated investors its common stock. Each share had a par value of $.01 a share and was offered to the investors at $.50 a share. The stock was sold during various times during the period from date of inception to September 30, 1999 to 30 different investors buying a total of 120,000 shares of common stock. Total proceeds, from the offering, as of the period ended September 30, 1999 were $60,000.

NOTE 5:   INCOME TAXES

          The benefit for income taxes from operations consisted of the following components: current tax benefit of $4,843 resulting from a net loss before income taxes, and a deferred tax expense of $4,843 resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2014.

          The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

NOTE 6:   RELATED PARTY TRANSACTIONS

          The Company entered into an agreement with one of its shareholders to provide assistance to the Company in the formation of its corporate structure and to use their contacts in assisting with the development of a public market for the Company's common stock. The agreement calls for the shareholder to be paid a total of $22,000 of which $5,000 was paid for

                       Trading Solutions.Com, Incorporated
                          Notes to Financial Statements
                               September 30, 1999
                                  (UNAUDITED)

NOTE 6:   RELATED PARTY TRANSACTIONS (con't)

          the period ended September 30, 1999. The Company is to further provide support services such as office space and telephone services for which the Company will be billed separately. Total cash paid for these additional services as of September 30, 1999 was $1,465.

          The Company also entered into an agreement with another shareholder to provide consulting services to the Company. This agreement totals $30,000 of which $10,300 was paid as of September 30, 1999.

          There is an agreement with one of the founders to provide support services to the Company., This agreement has a maximum of $8,000. The total amount paid as of September 30, 1999 was $6,500.

NOTE 7:   GOING CONCERN

          From the date of inception to September 30, 1999, the Company has yet to commence receiving a material amount of revenue and has net losses from operating activities which raise substantial doubt about its ability to continue as a going concern.

          Management will work to establish a local market niche for each one of its trading schools by advertising in local newspapers and radio. This is intended to create public awareness of the Company's name and its services.

          Management also intends to affiliate with professional traders to teach online classes and seminars in real-time broadcasting. The Company also intends to continually invest in its web site infrastructure as needed for upgrades, incorporation of new features and keeping up with the changing internet technology. The Company will establish an on line store that will offer literature such as books, newspapers and newsletters that will target online investors.

          In order to attract and retain quality instructors the Company plans to grant each participating instructor the opportunity to be promoted on an exclusive basis by the Company's web site.

          The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations.

                       Trading Solutions.Com, Incorporated
                          Notes to Financial Statements
                               September 30, 1999
                                  (UNAUDITED)

NOTE 7:   GOING CONCERN (con't)

          There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 8:   MATERIAL ADJUSTMENTS

          Management represents that all material adjustments have been made to the financial statements.

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)



                              Financial Statements
                                      With
                          Independent Auditor's Report








                                  Prepared by

                               HAWKINS ACCOUNTING
                          CERTIFIED PUBLIC ACCOUNTANT
                              SALINAS, CALIFORNIA

HAWKINS ACCOUNTING
CERTIFIED PUBLICE ACCOUNTANT
341 MAIN STREET
SALINAS CA 93901
(831) 758-1694  FAX (831) 758-1699


To the Board of Directors and Shareholders
Trading Solutions.Com, Incorporated
Monterey, California

                          Independent Auditor's Report

I have audited the balance sheet of Trading Solutions.Com, Incorporated (a development stage company) as of June 30, 1999 and the related statements of operations, stockholders' equity and cash flows from the date of inception to June 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Trading Solutions.Com, Incorporated, as of June 30, 1999 and the results of operations and its cash flows for the period from date of inception to June 30, 1999 in conformity with generally accepted accounting principles.

The accumulated deficit during the development stage for the period from date of inception to June 30, 1999 is $32,290.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has incurred net losses from operations and has received no revenue, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Reissued February 1, 2000
July 21, 1999

                      TRADING SOLUTIONS.COM, INCORPORATED
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 1999

ASSETS

Current assets
        Cash in bank                                   $    17,381
        Prepaid rent                                           677
                Total current assets                        18,058
Furniture and equipment
        Equipment                                            2,206
        Furniture                                              600
                                                             2,806
        Accumulated depreciation                               (44)
                                                             2,762
                        Total assets                   $    20,820

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities
        Accounts payable                               $     5,770
        State corporate tax liability                          800
                Total current liabilities                    6,570
                        Total liabilities                    6,570
Stockholders' equity
        Common stock, 20,000,000 shares authorized at a
                par value of .0 1. 2,627,000 outstanding    26,270
        Paid in capital                                     20,270
        Deficit incurred during development stage          (32,290)
                        Total stockholder's equity          14,250
                        Total liabilities and
                            stockholder's equity       $    20,820


The accompanying notes are an integral part of these financial statements

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                    From date of inception to June 30, 1999


                                                             Deficit
                                                             Accumulated
                                                             During
                                                             Development
                                                             Stage
Expenses
        Accounting fees                      3,000          $ 3,000
        Bank charges                            60               60
        Consulting fees                      9,150            9,150
        Depreciation                            44               44
        Management fees                      5,000            5,000
        Miscellaneous                          554              554
        Office supplies                        833              833
        Postage                                 66               66
        Promotions                             271              271
        Legal fees                          10,100           10,100
        Organizational costs                   896              896
        Rent                                   600              600
        Telephone                              268              268
        Travel                                 634              634
                                               ---              ---

        Loss from olierations prior to
              other expenses and taxes     (31,476)         (31,476)
Other (expenses)
        Interest                               (14)             (14)
                                              ----             ----
              Loss prior to income taxes   (31,490)         (31,490)
Income taxes
        State corporate tax                    800              800
                                               ---              ---
              Net loss                  $  (32,290)       $ (32,290)
                                           --------       ----------
                                           --------       ----------
Loss per common
        share                   $           (0.012)       $ ($0.012)
                                            -------       ----------
                                            -------       ----------
Weighted average of
        shares outstanding              21,587,302        2,587,302
                                        ----------        ---------
                                        ----------        ---------


The accompanying notes are an integral part of these financial statements

                      TRADING SOLUTIONS.COM, INCORPORATED
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                                  June 30,1999

                                                                      Deficit
                                                                      Accumulated
                                                     Paid             During
                           Common Stock              In               Development
                         Shares       Amount         Capital          Stage           Total
Founders stock           2,490,000    $ 24,900       (22,410)                         $ 2,490
Options                     60,000         600         4,950                            5,550
May 18,1999                 14,000         140         6,860                            7,000
May 21, 1999                 2,000          20           980                            1,000
May 24,1999                  3,000          30         1,470                            1,500
May 27,1999                  2,000          20           980                            1,000
June 2, 1999                10,000         100         4,900                            5,000
June 3, 1999                 2,000          20           980                            1,000
June 4, 1999                 4,000          40         1,960                            2,000
June 7, 1999                 2,000          20           980                            1,000
June 13, 1999                2,000          20           980                            1,000
June 16, 1999                3,000          30         1,470                            1,500
June 17, 1999               10,000         100         4,900                            5,000
June 22, 1999                2,000          20           980                            1,000
June 25, 1999                1,000          10           490                              500
June 27, 1999                6,000          60         2,940                            3,000
June 29, 1999               12,000         120         5,880                            6,000
June 30, 1999                2,000          20           980                            1,000
                                                                      (32,290)        (32,290)
Total                    2,627,000    $ 26,270      $ 20,270      $   (32,290)       $ 14,250



The accompanying notes are an integral part of these financial statements

                       TRADING SOLUTIONS.COM, INCORPORATED
                          (A Development Stage Company)
                    STATEMENT OF CASH FLOWS-INDIRECT METHOD
                     From date of inception to June 30, 1999


                                                                            Deficit
                                                                            Accumulated
                                                                            During
                                                                            Development
                                                                            Stage
CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                             $    (66,290)        $    (66,290)
Adjustment to reconcile net income to net cash
        provided by operating activities
        Depreciation                                             44                   44
        Compensation Expense                                 34,000               34,000
        Increase in prepaid rent                               (678)                -678
        Increase in accounts payable                          5,770                5,770
        Increase in taxes payable                               800                  800
NET CASH PROVIDED BY OPERATING ACTIVITIES                   (26,354)             (26,354)
INVESTING ACTIVITIES
        Purchase of furniture and equipment                   2,806                2,806
NET CASH USED IN INVESTING ACTIVITIES                         2,806                2,806
FINANCING ACTIVITIES
        Sale of common stock                                 46,540               46,540
        Short term borrowing                                  3,000                3,000
        Payment of short term borrowing                      (3,000)              (3,000)
NET CASH REALIZED FROM FINANCING ACTIVITIES                  46,540               46,540
INCREASE IN CASH AND CASH EQUIVALENTS                        17,380               17,380
Cash and cash equivalents at the beginning of the year            0                    0
CASH AND CASH EQUIVALENTS                              $     17,380               17,380

Supplemental disclosure of financiang activities
        Interest paid during the period from date of
        inception to June 30, 1999                     $         14          $        14


The accompanying notes are an integral part of these financial statements

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 1:         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the business - Trading Solutions.Com, Inc (the "Company) is designed ---------------------- to provide education for people interested in on line investing. The Company also intends to establish a corporate trading account and manage money. The Company further intends to establish or acquire an ecommerce business to link with the trading school.

Development Stage Company - The Company is a development stage company, as --------------------------- developed in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in securing and establishing a new business, and although planned operations have commenced, an immaterial amount of revenue has been realized.

Pervasiveness of estimates - The preparation of financial statements in -------------------------- conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash eguivalents - For financial statement presentation purposes, the ------------------------- Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

Property  and   eguipment  -  Property  and  equipment  are  recorded  at  cost.
------------------------- Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation is provided using the straight-line method, over the useful lives of the assets.

Income taxes - Income taxes are provided for the tax effects of transactions ------------ reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are

                       TRADING SOLUTIONS.COM, INCORPORATED
                          (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 1:         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't)

Income taxes (con't)
--------------------

recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

Stock options - Stock that is issued for services rendered are recorded at the fair value of the stock in the year that the stock is given and recorded as an expense in the same year.

NOTE 2:         BACKGROUND

The Company was incorporated under the laws of the State of Nevada on May 14,1999. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and the sale of stock.

NOTE 3:         EQUIPMENT AND FURNITURE

The  following  is  a  summary  of  fixed  asset  classifications,   accumulated
depreciation and depreciable lives for the Company at June 30, 1999.


                                   Useful life
                                   Years                       Amount
Computer equipment                  5                          $2,206
Office ftu-niture                  10                             600
Total                                                           2,806
Accumulated depreciation                                          (88)
Net equipment and furniture                                    $2,718

Depreciation expense for the period from date of inception to June 30, 1999 was $ 44.

NOTE 4:         COMMON STOCK

Founders stock - At incorporation the Company issued stock to the founders of --------------- the corporation. These shares totaled 2,495,000 shares and were issued for consideration of $.001 per share. Proceeds from these sales were $2,495.

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 4:         COMMON STOCK (con't)

Stock options - At the organizational meeting of the board of directors it was ------------- voted on to issue stock options of the Company's common stock to certain officers of the corporation, a key employee of a non affiliated company and the non affiliated company. These options are to be exercised at $.10 a share and have an expiration date of December 31, 2002. These options are callable at $.02 per share by the Company with a 30 day notice. A total of 85,000 shares were voted on for the options of which 60,000 shares of the options were exercised at June 30, 1999. Total proceeds from these sahes were $5,500. The fair value at the date the options were granted was $.50 a share. Therefore, the Company has recognized $34,000 in compensation expense for the period.

Public stock offering - During the period ended June 30, 1999 the Company sold --------------------- solely to accredited and/or sophisticated investors its common stock. Each share had a par value of $.01 a share and was offered to the investors at $.50 a share. The stock was sold during various times during the period from date of inception to June 30, 1999 to 22 different investors buying a total of 77,000 shares of common stock. Total proceeds, from the offering, as of the period ended June 30, 1999 were $38,500.

NOTE 5:         INCOME TAXES

The benefit for income taxes from operations consisted of the following components: current tax benefit of $4,843 resulting from a net loss before income taxes, and a deferred tax expense of $4,843 resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2014.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

NOTE 6:         RELATED PARTY TRANSACTIONS

The Company entered into an agreement with one of its shareholders to provide assistance to the Company in the formation of its corporate structure and to use their contacts in assisting with the development of a public market for the Company's common stock. The agreement calls for the shareholder to be paid a total of $22,000 of which $5,000 was paid for

                       TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 6:         RELATED PARTY TRANSACTIONS (con't)

the period ended June 30, 1999. The Company is to further provide support services such as office space and telephone services for which the Company will be billed separately. Total cash paid for these additional services as of June 30, 1999 was $1,465.

The Company also entered into an agreement with another shareholder to provide consulting services to the Company. This agreement totals $30,000 of which $6,000 was paid as of June 30, 1999.

There is an agreement with one of the founders to provide support services to the Company. This agreement has a maximum of $6,000. The total amount paid as of June 30, 1999 was $3,050.

NOTE 7:         GOING CONCERN

From the date of inception to June 30, 1999, the Company has yet to commence receiving revenue and has net losses from operating activities which raise substantial doubt about its ability to continue as a going concern.

Management will work to establish a local market niche for each one of its trading schools by advertising in local newspapers and radio. This is intended to create public awareness of the Company's name and its services.

Management also intends to affiliate with professional traders to teach online classes and seminars in real-time broadcasting. The Company also intends to continually invest in its web site infrastructure as needed for upgrades, incorporation of new features and keeping up with the changing internet technology. The Company will establish an on line store that will offer literature such as books, newspapers and newsletters that will target online investors.

In order to attract and retain quality instructors the Company plans to grant each participating instructor the opportunity to be promoted on an exclusive basis by the Company's web site.

The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations.

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 7:         GOING CONCERN (con't)

There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            EXPERTS AND LEGAL MATTERS

     The financial statements of Trading Solutions.com, Inc. for the period from February 1, 1999 to June 30, 1999 included in this prospectus and registration statement have been audited by Richard Hawkins, CPA, an independent auditor, as stated in his report and have been so included in reliance upon the report of this CPA given upon his authority as expert in accounting and auditing.



     This Form SB-2 registration statement, including amendments, has been prepared for the Company by Gary R. Blume, Esq., Blume Law Firm, P.C., 11811 North Tatum Boulevard, Suite 1025, Phoenix, Arizona 85028.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company has had no changes in or disagreements with its accountants from inception to the present time.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The officers and directors of the Company are indemnified as provided under the Nevada Law and as detailed in the Bylaws.

     The indemnification states that "the Corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the Corporations request as a Director of Officer of another Corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the Corporation, or of such other Corporation, except, in relation to matters as to which any such director or officer of former director or of officer or person shall be adjudged in such action, suite or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under Bylaw, agreement, vote of Stockholders or otherwise."

     There are no indemnification provisions available to the Directors, Officers and controlling persons of the Company under the Securities Act as required by Item 510 of Regulation S-B.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Registration Statement are as follows:



Transfer Agent:                     $   1000
Legal and Accounting:               $ 10,500
    TOTAL                           $ 11,500


                     RECENT SALES OF UNREGISTERED SECURITIES

     Upon incorporation, seven founders were issued common stock. Natalie Shahvaran was issued 1,200,000 shares of common stock at $.001 on June 25, 1999, Susan F. Turner was issued 15,000 shares of common stock at $.001 on June 7, 1999, Michael A. Strahl was issued 15,000 shares of common stock at $.001 on June 2, 1999, Internet Finance.com, Inc. was issued 1,200,000 shares of common stock at $.001 on May 19, 1999, Blume Law Firm, P.C. was issued 10,000 shares of common stock at $.001 on June 27, 1999, Melissa DeAnzo was issued 5,000 shares of common stock at $.001 on May 19, 1999, Monterey Ventures was issued 50,000 shares of common stock at $.001 on May 19, 1999. These were issuances of securities from the Company not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to section 4(2). The securities bear a restrictive legend permitting the transfer thereof only upon registration of the securities or an exemption under the Securities Act.

     Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 504, 120,000 shares of common stock of the Company was sold to the investors listed below.



                                                                        Number of Shares        Price Per
Shareholder                                            Date             Purchased               Share
-----------                                            ----             ---------               -----
Nina Santa Cruz                                        5/12/99           1,000                  $.50
Robert A. Strahl, trustee                              5/12/99          10,000                  $.50
Twin Rivers, L.L.C.                                    5/12/99           2,000                  $.50
Deborah L. Flores                                      5/13/99           1,000                  $.50
Deborah L. Flores                                      6/2/99            1,000                  $.50
Maziar Roohbakhsh                                      5/21/99           2,000                  $.50
Twin Rivers, L.L.C.                                    5/24/99           1,000                  $.50
Robert A. Strahl, trustee                              5/24/99           2,000                  $.50
Christopher R. Heid                                    5/27/99           1,000                  $.50
Florence G. Roberts                                    5/27/99           1,000                  $.50
Jeffrey W. Leonard & Joni M. Leonard                   6/2/99            5,000                  $.50
Dan Weiss & Eileen Freeland                            6/2/99            4,000                  $.50
James E. MacArthur                                     6/4/99            4,000                  $.50
MaryAnn Meza                                           6/7/99            2,000                  $.50
Joe Scales                                             6/3/99            2,000                  $.50
Jesus Jiminez & Kimberly Jiminez                       6/13/99           2,000                  $.50
Gary Russell                                           6/16/99           1,000                  $.50
Aggie, Inc.                                            6/16/99           2,000                  $.50
Harry Murray                                           6/17/99          10,000                  $.50
David Varnes & Kathy Varnes                            6/22/99           2,000                  $.50
Greg Ludwa                                             6/25/99           1,000                  $.50
T.E. Melnick                                           6/27/99           4,000                  $.50
Lisa Komoroczy                                         6/27/99           2,000                  $.50
James W. Silveria                                      6/29/99          12,000                  $.50
Ned Opdyke & Ann Opdyke                                6/30/99           2,000                  $.50
Diane Fletcher                                         7/1/99            1,000                  $.50
Robert C. Kramer                                       7/1/99            3,000                  $.50
William D. Barry                                       7/1/99            3,000                  $.50
Kenneth Green                                          7/1/99            6,000                  $.50
Daniel Rich                                            7/1/99            1,000                  $.50
Mary Rich                                              7/1/99            1,000                  $.50
Michael Dowell                                         7/2/99            4,000                  $.50
Dennis Barrickman                                      7/2/99           10,000                  $.50
Denis E. Zambetti                                      7/5/99            3,000                  $.50
George Richard Hogan                                   7/8/99            6,000                  $.50
Sabina Skibinski                                       7/12/99           2,000                  $.50
Neil Tucker & Nancy Tucker                             7/14/99           3,000                  $.50


The offering was closed on August 18, 1999 and resulted in receipt by the Company of $60,000. All shares were sold to a total on nine accredited and twenty eight unaccredited investors. The proceeds from this offering were used for working capital, legal, accounting and consulting fees.

     In May 1999, the Company also voted to grant options to its directors, officers, key personnel, and to Internet Finance.com, Inc., Monterey Ventures, Inc., and Melissa DeAnzo. These options are exercisable at $.10 per share and consist of a total of 85,000 options with an expiration date of 12/31/2002. The options are not compensatory, nor do they represent services rendered. The options were issued in reliance upon Section 4(2) of the Securities Act of 1993. See the table below for more details.



                               OPTIONS EXERCISED
                                -----------------
                                Price Per       Total           Total Price
Name                            Share           Options         Paid            Date
----                            -----           -------         ----            ----
Monterey Ventures, Inc.         $.10            10,000          $1,000          5/21/99
200 Camino Aguajito, #200
Monterey, CA  93940
EIN# 77-0452061

InternetFinance.com, Inc.       $.10            10,000          $1,000          6/2/99
200 Camino Aguajito, #200
Monterey, CA  93940
EIN# 88-0422706

Natalie Shahvaran               $.10            50,000          $3,000          6/24/99
P.O. Box 22851                                                  $2,000          7/16/99
Carmel, CA  93922
SS# ###-##-####

Susan Turner                    $.10             5,000          $  500          6/24/99
P.O. Box 3687
Carmel, CA  93921
SS# ###-##-####

Michael A. Strahl               $.10             5,000          $  500          7/20/99
814 Bel Air Way
Salinas, CA  93901
SS# ###-##-####

Melissa DeAnzo                  $.10             5,000          $   55          5/19/99
26 Anne Street                                                  $  445          7/20/99
Salinas, CA  93901
SS# ###-##-####




To date, all options have been exercised.

                                  EXHIBIT INDEX



                  Exhibit           Description
                  -------           -----------
                   3.               Articles of Incorporation and Bylaws*
                           3a.      Articles of Incorporation and Amendments*
                           3b.      Bylaws*
                  23.               Consent of Experts and Counsel
                           23a.     Consent of Independent Auditor
                  27.               Financial Data Schedule



                  99.               Investment Banking Agreement*
                           99.1     Investment Letter*
                           99.2     Stock Subscription Agreement*

* Indicates exhibit included in previous amendment to Form SB-2/A.
                                       35

                                  UNDERTAKINGS

     To the extent that our directors, officers and controlling persons may be indemnified for liabilities arising under the Securities Act of 1933 pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities is asserted by the director, officer or controlling person in connection with the securities being registered, we will submit the question of whether the indemnification by it is against public policy as expressed in the Act to a court of appropriate jurisdiction and will be governed by the court's decision. We will not litigate if, in the opinion of our attorney, the question has already been decided by a court in the relevant jurisdiction. Claims asking us to pay expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding will not be submitted to a court.

     The issuer will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, to reflect in the prospectus any facts or events which represent a fundamental change in the information in the registration statement and to include any additional or changed material information on the plan of distribution.

     For determining liability under the Securities Act, the issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     The issuer will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naperville, State of Illinois.

                                                     TRADING SOLUTIONS.COM, INC.

                                                                /s/ Susan Turner

                                                                ----------------
                                                                    Susan Turner
                                                         Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary R. Blume, Esq. as true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereon.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Natalie Shahvaran       Chief Executive Officer                     11/24/99
---------------------       -----------------------                     --------
Natalie Shahvaran                                                           Date

/s/ Susan Turner            Chief Financial Officer                     11/24/99
----------------            -----------------------                     --------
Susan Turner                                                                Date


/s/ Michael A. Strahl       Secretary                                   11/24/99
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Michael A. Strahl                                                           Date

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